SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 18, 2002
(Date of Earliest Event Reported)

AUTOZONE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	1-10714	62-1482048
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation or Organization)		Identification No.)

23 South Front Street
Memphis, Tennessee		38103
(Address of Principal Executive Offices)		(Zip Code)

(901) 495-6500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

SIGNATURE
Underwriting Agreement, dated October 16, 2002
Terms Agreement, dated October 16, 2002
Form of Note

ITEM 5.       Other Events.

General

     On October 1, 2002, AutoZone, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-100205) (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended, of up to $500,000,000 aggregate offering price of debt securities, which Registration Statement was declared effective on October 10, 2002.

     On October 16, 2002, the Company initiated the offering of $300,000,000 aggregate principal amount of its 5.875% Senior Notes due 2012 (the “Notes”), pursuant to an underwriting agreement (the “Underwriting Agreement”) and related terms agreement dated October 16, 2002 (the “Terms Agreement”), by and among the Company and J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein. The Company expects to complete the sale, and the underwriters expect to deliver the Notes, on or about October 21, 2002. The Notes will be issued pursuant to the Indenture, dated as of July 22, 1998, between the Company and Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago), as trustee, a copy of which is hereby incorporated by reference to Exhibit 4.1 to the Registration Statement. Each of the Underwriting Agreement, the Terms Agreement and the form of Note is filed herewith as an Exhibit and incorporated herein by this reference.

ITEM 7.       Financial Statements and Exhibits.

(c) Exhibits.

1.1	Underwriting Agreement, dated October 16, 2002, by and among the Company and J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

1.2	Terms Agreement, dated October 16, 2002, by and among the Company and J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein.

4.1	Form of Note.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOZONE, INC

Date: October 18, 2002	By:	/s/ Harry L. Goldsmith

		Name:	Harry L. Goldsmith
		Title:	Senior Vice President,
General Counsel & Secretary